 Exhibit (a)(1)(v)
Offer to Purchase for Cash
Up to 5,000,000 Shares of Class A Common Stock
of
MediaAlpha, Inc.
by
White Mountains Insurance Group, Ltd.
and
WM Hinson (Bermuda) Ltd.
at
a purchase price of $10.00 per share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 26, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
May 26, 2023
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated May 26, 2023 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by White Mountains Insurance Group, Ltd., an exempted company organized and existing under the laws of Bermuda (“White Mountains”), and WM Hinson (Bermuda) Ltd., an exempted company organized and existing under the laws of Bermuda and wholly owned subsidiary of White Mountains (“WM Hinson” and, together with White Mountains, the “Purchasers”), to purchase up to an aggregate of 5,000,000 shares of Class A Common Stock, $0.01 par value per share (each, a “Common Share”), of MediaAlpha, Inc., a Delaware corporation (the “Company”), at a price of $10.00 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. If the Purchasers accept any Common Shares for purchase pursuant to the Offer, WM Hinson will purchase all such accepted Common Shares. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.
Promptly following the Expiration Date, WM Hinson will, upon the terms and subject to conditions of the Offer, pay for the Common Shares properly tendered and not properly withdrawn in the Offer at a price of $10.00 per Common Share in cash, less any applicable withholding taxes and without interest. If more than 5,000,000 Common Shares are properly tendered and not properly withdrawn, the Purchasers will, upon the terms and subject to the conditions of the Offer, purchase those Common Shares on a pro rata basis as described in the Offer to Purchase. Any Common Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date. The Purchasers reserve the right, in their sole discretion, to change the Purchase Price and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law. Under no circumstances will interest be paid on the purchase price for the Common Shares.
The Purchasers reserve the right, in their sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 6 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.
The Offer is not conditioned on the receipt of financing. The Offer is conditioned on a minimum number of 2,500,000 Common Shares being properly tendered and not properly withdrawn. The Offer is also subject to other conditions as set forth in the Offer to Purchase. See Section 6 of the Offer to Purchase.

We are the owner of record of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions.
WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER COMMON SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
You may tender your Common Shares at a price of $10.00 per Common Share, as indicated in the attached Instruction Form, to you in cash, less any applicable withholding taxes and without interest.

2.
The Offer, proration period and withdrawal rights will expire at one minute following 11:59 p.m., New York City time, on Monday, June 26, 2023, unless Offer is extended.

3.
The Offer is for up to 5,000,000 Common Shares. If the Purchasers purchase the full 5,000,000 Common Shares, the aggregate Purchase Price would be $50,000,000 and those Common Shares would represent approximately 11.20% of the issued and outstanding Common Shares and approximately 7.87% of the issued and outstanding Common Shares and Class B Common Stock of the Company (collectively, the “Shares”) and would increase the Purchasers’ beneficial ownership to approximately 34.54% of the issued and outstanding Shares as of the date of the Offer to Purchase according to the Company.

4.
Tendering stockholders who are tendering Common Shares held in their name and who tender their Common Shares directly to Computershare Trust Company, N.A., the depositary for the Offer, will not be obligated to pay any brokerage commissions or fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the purchase of Common Shares by the Purchasers pursuant to the Offer.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 26, 2023, UNLESS THE OFFER IS EXTENDED.
If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Common Shares, we will tender all such Common Shares unless you specify otherwise on the attached Instruction Form.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Common Shares of the Company. The Purchasers are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Purchasers become aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with any applicable law, the Purchasers will make a good faith effort to comply with the applicable law. If, after a good faith effort, the Purchasers cannot comply with the applicable law, the Offer will not be made to the holders of Common Shares residing in that jurisdiction. In making the Offer, the Purchasers will comply with the requirements of Rule 14d-10 under the Securities Exchange Act of 1934, as amended.

INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 26, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by White Mountains Insurance Group, Ltd., an exempted company organized and existing under the laws of Bermuda (“White Mountains”), and WM Hinson (Bermuda) Ltd., an exempted company organized and existing under the laws of Bermuda and wholly owned subsidiary of White Mountains (“WM Hinson” and, together with White Mountains, the “Purchasers”), to purchase for cash up to an aggregate of 5,000,000 shares of Class A Common Stock, $0.01 par value per share (each, a “Common Share”), of MediaAlpha, Inc., a Delaware corporation (the “Company”), at a price of $10.00 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. If the Purchasers accept any Common Shares for purchase pursuant to the Offer, WM Hinson will purchase all such accepted Common Shares.
The undersigned hereby instruct(s) you to tender to the Purchasers the number of Common Shares indicated below or, if no number is specified, all Common Shares you hold for the account of the undersigned, at a price of $10.00 per Common Share indicated below, upon the terms and subject to the conditions of the Offer.
Account Number:
Aggregate Number Of Common Shares To Be Tendered
By You For The Account Of The Undersigned:                     Common Shares.
The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
None of the Purchasers or any of their directors, officers or affiliates (collectively, the “White Mountains Persons”), D.F. King & Co., Inc., as the information agent for the Offer (the “Information Agent”), J.P. Morgan Securities LLC, as dealer manager for the Offer (the “Dealer Manager”), or Computershare Trust Company, N.A., as the depositary for the Offer (the “Depositary”), makes any recommendation to you as to whether you should tender or not tender your Common Shares. None of the White Mountains Persons, the Information Agent, Dealer Manager or the Depositary has authorized any person to make any recommendation with respect to the Offer. You must make your own decision as to whether to tender your Common Shares and, if so, how many Common Shares to tender. The Purchasers recommend you consult your own financial and tax advisors, and carefully read and evaluate the information in the Offer to Purchase and in the related Letter of Transmittal, before taking any action with respect to the Offer.

SIGNATURE
Signature(s)
Name(s) (Please Print)
Taxpayer Identification or Social Security No.:
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Date: